Exhibit 99.2

                                 VIRCHOW KRAUSE
                                    & COMPANY

                         REPORT OF INDEPENDENT AUDITORS


Shareholders, Audit Committee and Board of Directors
ProUroCare, Inc.
Minnetonka,Minnesota

We have audited the accompanying balance sheets of ProUroCare, Inc. (a development stage company) as of December 31, 2003 and 2002, and the related statements of operations, shareholders' deficit and cash flows for the years then ended the period from August 17, 1999 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the united State of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ProUroCare, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years ended and the period from August 17, 1999 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring operating losses, negative cash flows from operations, a working capital deficit, and a shareholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            Virchow, Krause & Company, LLP

Minneapolis, Minnesota
January 14, 2004

                                ProUroCare, Inc.
                          (A Development Stage Company)
                                 Balance Sheets

                                                                       December 31,         December 31,
                                    Assets                                2003                 2002
                                                                      -----------          -----------
Current assets:
   Cash                                                               $     8,968          $    14,996
   Deposit                                                                 30,000               67,375
   Other current assets                                                    14,469               10,743
          Total current assets                                             53,437               93,114
Equipment and furniture, net                                                6,195                9,027
Debt issuance costs, net                                                   72,594                 --
                                                                      -----------          -----------
                                                                      $   132,226          $   102,141
                                                                      ===========          ===========
        Liabilities and Shareholders' Deficit

Current liabilities:

   Line of credit, bank                                               $   860,000          $      --
   Accounts payable                                                       774,436              743,749
   Accrued expenses                                                       404,779              118,582
   License obligation                                                      25,000               25,000
   Due to CS Medical Technologies, LLC                                     26,000               26,000
   Due to Clinical Network, Inc.                                           33,244              110,663
                                                                      -----------          -----------
          Total current liabilities                                     2,123,459            1,023,994
                                                                      -----------          -----------
Commitments and contingencies (note 7) Shareholders' deficit:

   Common stock, $0.01 par. Authorized
     100,000,000 shares; issued and outstanding
     3,501,001 and 3,499,186 shares, respectively                          35,010               34,992
   Additional paid-in capital                                           3,831,750            3,268,691
   Deficit accumulated during the development
     stage                                                             (5,857,993)          (4,225,536)
                                                                      -----------          -----------
          Total shareholders' deficit                                  (1,991,233)            (921,853)
                                                                      -----------          -----------
                                                                      $   132,226          $   102,141
                                                                      ===========          ===========

See accompanying notes to financial statements

                                ProUroCare, Inc.

                         (A Development Stage Company)
                            Statements of Operations


                                                                                                  Period from
                                                                                                   August 17,
                                                                                                      1999
                                                         Year ended          Year ended          (inception) to
                                                        December 31,        December 31,          December 31,
                                                            2003                 2002                 2003
                                                        -----------          -----------          -----------
Operating expenses:
   Research and development                             $   278,447          $ 2,615,715          $ 3,419,162
   General and administrative                             1,239,053              986,629            2,313,080
                                                        -----------          -----------          -----------
     Total operating expenses                             1,517,500            3,602,344            5,732,242
                                                        -----------          -----------          -----------
     Operating loss                                      (1,517,500)          (3,602,344)          (5,732,242)
Interest expense                                            114,957               10,659              125,751
                                                        -----------          -----------          -----------
     Net loss                                           $(1,632,457)         $(3,613,003)         $(5,857,993)
                                                        ===========          ===========          ===========


See accompanying notes to financial statements

                                ProUroCare, Inc.

                          (A Development Stage Company)
                       Statements of Shareholders' Deficit

                                                                                                          Deficit,
                                                                                                        accumulated            Total
                                                                                                         Additional       during the
                                                                     Common stock            paid-in     development   shareholders'
                                                                Shares           Amount      capital        stage           deficit
                                                               ---------         ------     ---------     ----------       --------
Balance at inception, August 17, 1999
Net loss for the period from inception to
   December 31, 1999                                                  --    $        --   $        --    $        --    $        --
                                                               ---------         ------     ---------     ----------       --------
Balance, December 31, 1999                                            --             --            --             --             --
Net loss for the year ended December 31, 2000                         --             --            --             --             --
                                                               ---------         ------     ---------     ----------       --------
Balance, December 31, 2000                                            --             --            --             --             --
Issuance of common stock to founders at                      $        10
   per share on March 1, 2001                                          2             --            20             --             20
Cancellation of founders' shares, March 6, 2001                       (2)            --           (20)            --            (20)
Recapitalization and transfer of common stock to
   Clinical Network, Inc. July 6, 2001                         1,000,000         10,000       (10,000)            --             --
Issuance of common stock to CS Medical Technologies, LLC
   as consideration for technology license agreement
     on July 6, 2001, valued at $0.475 per share               1,000,000         10,000       465,000             --        475,000
Net loss for the year ended December 31, 2001                         --             --            --       (612,533)      (612,533)
                                                               ---------         ------     ---------     ----------       --------
Balance, December 31, 2001                                     2,000,000         20,000       455,000       (612,533)      (137,533)

Issuance of common stock valued at $1.29 per
   share to Profile LLC for technology license,
   January 14, 2002                                            1,333,333         13,333     1,700,267             --      1,713,600
Issuance of common stock at $7.00 per share for services
   rendered, November 14, 2002                                    14,738            148       103,018             --        103,166
Issuance of common stock for cash at $7.00 per share
   on November 22, 2002, net of costs of $ 193,386               151,115         1,511        862,908             --        864,419
Options to purchase 300,000 shares issued to officers
   and directors, valued at $1.38 per share, granted
   March 19, 2002; portion vested in 2002                             --             --       124,583             --        124,583
Options to purchase 20,000 shares issued to
   consultants for services rendered, valued at $1.38 per
     share, granted March 19, 2002; portion vested in 2002            --             --        18,400             --         18,400
Warrant for 10,000 shares valued at $1.38 per share,
   issued to a director on April 19, 2002; portion
   vested in 2002                                                     --             --         4,025             --          4,025
Warrant for 500 shares valued at $0.98 per share issued
   for services rendered, November 11, 2002                           --             --           490             --            490
Net loss for the year ended December 31, 2002                         --             --            --     (3,613,003)    (3,613,003)
                                                               ---------         ------     ---------     ----------       --------
Balance, December 31, 2002                                     3,499,186         34,992     3,268,691     (4,225,536)      (921,853)


                                ProUroCare, Inc.
                          (A Development Stage Company)
                 Statements of Shareholders' Deficit (Continued)

                                                                                                          Deficit,
                                                                                                        accumulated            Total
                                                                                                         Additional       during the
                                                                     Common stock            paid-in     development   shareholders'
                                                                Shares           Amount      capital        stage           deficit
                                                               ---------         ------     ---------     ----------       --------
Balance, December 31, 2002                                      3,499,186        34,992     3,268,691    (4,225,536)      (921,853)
Stock issued in lieu of cash for accounts payable, valued at
   $7.00 per share, February 25, 2003                               1,815            18        12,687            --         12,705
Warrants for 64,287 shares valued at $0.90 per share,
   issued to bank line of credit guarantors, March 1, 2003             --            --        57,858            --         57,858
Warrant for 7,143 shares valued at $0.90 per share,
     issued to director as a bank line of credit
   guarantor, March 1, 2003                                            --            --         6,429            --          6,429
Warrant for 30,716 shares issued for services rendered,
   valued at $6.09 per share, June 30, 2003                            --            --       187,060            --        187,060
Warrants for 75,002 shares valued at $1.08 per share,
   issued to bank line of credit guarantors, August 5, 2003            --            --        81,003            --         81,003
Warrant for 7,143 shares valued at $1.08 per share,
     issued to director as a bank line of credit
     guarantor, August 5, 2003                                         --            --         7,714            --          7,714
Warrants for 21,429 shares valued at $1.02 per share,
   issued to bank line of credit guarantors, September 11, 2003        --            --        21,858            --         21,858
Warrant for 39,286 shares valued at $1.05 per share,
   issued to bank line of credit guarantor, December 22, 2003          --            --        41,250            --         41,250
Options to purchase 300,000 shares issued to officers
   and directors, valued at $1.38 per share, granted
   March 19, 2002; portion vested in 2003                              --            --       133,400            --        133,400
Options to purchase 20,000 shares issued to
   consultants for services rendered, valued at $1.38 per
     share, granted March 19, 2002; portion vested in 2003             --            --         6,900            --          6,900
Warrant for 10,000 shares valued at $1.38 per share,
   issued to a director on April 19, 2002; portion
   vested in 2003                                                      --            --         6,900            --          6,900
Net loss for the year ended December 31, 2003                          --            --            --    (1,632,457)    (1,632,457)
                                                                ---------   -----------   -----------   -----------    -----------
Balance, December 31, 2003                                      3,501,001   $    35,010   $ 3,831,750   $(5,857,993)   $(1,991,233)
                                                                =========   ===========   ===========   ===========    ===========


See accompanying notes to financial statements

                                ProUroCare, Inc.

                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                                         Cumulative
                                                                                                         period from
                                                                                                           August 17,
                                                                    Year ended        Year ended        1999 (inception)
                                                                    December 31,      December 31,      to December 31,
                                                                        2003              2002              2003
                                                                    -----------       -----------       -----------
Cash flows from operating activities:
   Net loss                                                         $(1,632,457)      $(3,613,003)      $(5,857,993)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
        Depreciation and amortization                                     2,832             1,916             4,748
        Stock-based compensation                                        147,200           147,008           294,208
        Issuance of common stock for services rendered                       --           103,166           103,166
        Warrants issued for services                                    187,060               490           187,550
        Amortization of debt issuance costs                             143,518                --           143,518
        License rights expensed as research and development,
          paid by issuance of common stock to CS Medical
          Technologies, LLC                                                  --                --           475,000
        License rights expensed as research and development,
          paid by issuance of common stock to Profile, LLC                   --         1,713,600         1,713,600
        Changes in operating assets and liabilities:
          Deposits                                                       37,375           (67,375)          (30,000)
          Other current assets                                           (3,726)          (10,743)          (14,469)
          Accounts payable                                               43,392           719,487           787,141
          Accrued expenses                                              286,197            92,349           404,779
          License obligation                                                 --           (25,000)           25,000
                                                                    -----------       -----------       -----------
             Net cash used in operating activities                     (788,609)         (938,105)       (1,763,752)
                                                                    -----------       -----------       -----------
Cash flows from investing activities:
   Purchases of equipment and furniture                                      --           (10,396)          (10,943)
                                                                    -----------       -----------       -----------
               Net cash used in investing activities                         --           (10,396)          (10,943)
                                                                    -----------       -----------       -----------
Cash flows from financing activities:

   Net advances on line of credit, bank                                 860,000                --           860,000
   Net advances from (payments to) Clinical Network, Inc.               (77,419)           73,078            33,244
   Net advances from CS Medical Technologies, LLC                            --            26,000            26,000
   Net proceeds from issuance of common stock                                --           864,419           864,419
                                                                    -----------       -----------       -----------
             Net cash provided by financing activities                  782,581           963,497         1,783,663
                                                                    -----------       -----------       -----------
             Net increase (decrease) in cash                             (6,028)           14,996             8,968
Cash, beginning of the period                                            14,996                --                --
                                                                    -----------       -----------       -----------
Cash, end of the period                                             $     8,968       $    14,996       $     8,968
                                                                    ===========       ===========       ===========
Supplemental cash flow information:
   Cash paid for interest                                           $    39,585       $        --       $    39,585
   Non-cash investing and financing activities:
     Assumption of liabilities in the Profile, LLC transaction      $        --       $    25,000       $    25,000
     Warrants issued for debt issuance costs                            216,112                --           216,112
     Common stock issued in lieu of cash for
        accounts payable                                                 12,705                --            12,705


See accompanying notes to financial statements

                          (A Development Stage Company)

                          Notes to Financial Statements

                 December 31, 2003 and 2002 and the period from

                August 17, 1999 (inception) to December 31, 2003

(1)      Description of Business and Summary of Significant Accounting Policies

         (a) Description of Business, Development Stage Activities, and Basis of Presentation

                  ProUroCare Inc. (the Company) is a development stage company that is developing diagnostic equipment and treatments for enlarged prostates and other male urological conditions. The Company's developmental activities have included the acquisition of several technology licenses, the development of a strategic business plan and a senior management team, product development, and fund raising activities.

                  From its incorporation in August 1999, the Company had no activities. In July 2001, the Company issued 1,000,000 shares of common stock to Clinical Network, Inc. (CNI) and Clinical Network LLC (CN LLC), a related party to CNI. Also in July 2001 the Company issued 1,000,000 shares of common stock to CS Medical Technologies, LLC (CSM) in exchange for a license to certain microwave technology. In January 2002, the Company issued 1,333,333 shares to Profile LLC (Profile) in exchange for a license to certain imaging technology.

         (b)      Cash

                  The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

         (c)      Inventories

                  Inventories consist of purchased components for the Company's imaging equipment, are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

         (d)      Equipment and Furniture

                  Equipment and furniture are stated at cost and depreciated using the straight-line method over the estimated useful lives ranging from three to seven years. Maintenance, repairs, and minor renewals are expensed as incurred.

         (e)      License Agreements

                  The costs associated with acquisition of licenses for technology are recognized at the fair value of stock and cash used as consideration. Fair value of stock for such transactions is determined by an independent valuation firm using forecasts of discounted cash flows provided by the Company. The annual discount rates used in these calculations reflect the high commercial risk of a development stage business and are typically within the range of 40-60%.

                  Costs of acquiring technology which has no alternative future uses are expensed immediately as research and development expense.

         (f) Impairment of Long-lived Assets and Long-lived Assets to be Disposed Of

                  The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                  During the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, the Company did not record any impairment charge.

         (g)      Stock-Based Compensation

                  Effective August 17, 1999, the Company adopted the fair value recognition provisions of FASB Statement of Financial Accounting Standards (SFAS) No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," to record option and warrant issuances, including stock-based employee compensation. The Company's policy is to grant stock options at fair value at the date of grant, and to record the expense at fair value as required by SFAS No. 123, using the Black Scholes pricing model.

                  At December 31, 2003, the Company has one stock-based employee compensation plan, which is described more fully in Note 10. Pursuant to SFAS 123, which was amended by SFAS 148, the stock-based compensation employee compensation cost and non-employee compensation cost related to stock options and warrants was $147,200, $147,008, and $294,208 for the years ended December 31, 2003 and 2002 and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

                  The estimated fair value of each option grant is estimated on the date of grant using the Black Scholes pricing model with the following weighted-average assumptions used for options granted during the year ended December 31, 2002: dividend yield and expected volatility of 0% each; risk-free interest rates of 5.28 each, and expected lives of ten years.

         (h)      Financial Instruments

                  The carrying amounts for all financial instruments approximates fair value. The carrying amounts for cash, accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments. The fair value of line of credit approximates the carrying amount based upon the Company's expected borrowing rate for debt with similar remaining maturities and comparable risk.

         (i)      Research and Development

                  Expenditures for research and product development costs are expensed as incurred.

         (j)      Debt Issuance Costs

                  Debt issuance costs are amortized over the life of the loan using the straight-line method, which approximates the interest method.

         (k)      Income Taxes

                  The Company utilizes the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities. Deferred tax assets are reduced by a valuation allowance to the extent that realization is not assured.

         (l)      Accounting Estimates

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. The Company's significant estimates include the determination of the fair value of its common stock and the valuation of license rights. Actual results could differ from those estimates.

         (m)      Recently Issued Accounting Pronouncements

                  In June 2002, Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 146 "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, SFAS No. 146 states the liability should be initially measured at fair value. The requirements of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002.

                  The adoption of SFAS No. 146 did not have a material effect on the Company's financial position or results of operations or cash flow.

                  In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 is effective October 1, 2002. The adoption of SFAS No. 147 did not have a material effect on the Company's financial position or results of operations or cash flow.

                  In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," effective for contracts entered into or modified after June 30, 2003. This amendment clarifies when a contract meets the characteristics of a derivative, clarifies when a derivate contains a financing component and amends certain other existing pronouncements. The adoption of SFAS No. 149 did not have a material effect on the Company's financial position or results of operations or cash flow.

                  In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 is effective for financial instruments entered into or modified after December 15, 2004, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 requires the classification as a liability of any financial instruments with a mandatory redemption feature, an obligation to repurchase equity shares, or a conditional obligation based on the issuance of a variable number of its equity shares. The Company does not have any financial instruments as defined by SFAS No. 150. The Company believes the adoption of SFAS No. 150 will not have a material effect on the Company's financial position or results of operations or cash flow.

                  In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 clarifies the requirements for a guarantor's accounting for and disclosure of certain guarantees issued and outstanding. The initial recognition and initial measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements for periods ending after December 15, 2002. The adoption of FIN 45 did not effect the Company's financial position or results of operations or cash flow.

                  In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 states that companies that have exposure to the economic risks and potential rewards from another entity's assets and activities have a controlling financial interest in a variable interest entity and should consolidate the entity, despite the absence of clear control through a voting equity interest. The consolidation requirements apply to all variable interest entities created after January 31, 2003. For variable interest entities that existed prior to February 1, 2003, the consolidation requirements are effective for annual or interim periods beginning after December 15, 2004. Disclosure of significant variable interest entities is required in all financial statements issued after January 31, 2003, regardless of when the variable interest was created. The Company does not expect the adoption of FIN 46 to have a material effect on its financial position or results of operations or cash flow.

(2)      Liquidity

         The Company incurred a net loss of $1,632,457, $3,613,003, and $5,857,993 and negative cash flow from operating activities of $788,609, $938,105, and $1,763,752 for the years ended December 31,
         2003 and 2002 and for the cumulative period from August 17, 1999 (inception) to December 31, 2003, respectively. From July 2001 through January 2002, the Company entered into several license arrangements to develop the licensed technologies into diagnostic equipment and treatments for enlarged prostates and other male urological conditions. The Company anticipates significantly increasing its expenditures for technology development activities and building the Company's infrastructure over the near term. Implementation of the Company's business plan is dependent upon the successful transition of its product development program into a viable product with market penetration and profitability and obtaining sufficient capital to fund these developmental activities.

         The Company sold 151,115 shares of its Common Stock at $7.00 per share in a private placement to accredited investors through November 2002. In addition, see note 12.

(3)      Other Current Assets

         Other current assets consisted of the following at December 31:

                                  2003         2002
                                 -------      -------
         Inventory               $ 7,590      $ 7,590
         Prepaids and other        6,879        3,153
                                 -------      -------
                                 $14,469      $10,743
                                 =======      =======


(4)      Equipment and Furniture

         Equipment and furniture consisted of the following at December 31:

                                              2003           2002
                                            --------       --------

         Computer equipment                 $  6,664       $  6,664
         Furniture                             4,279          4,279
                                            --------       --------
                                              10,943         10,943
         Less accumulated depreciation        (4,748)        (1,916)
                                            --------       --------
                                            $  6,195       $  9,027
                                            ========       ========

         Depreciation expense was $2,832, $1,916, and $4,748 for the years ended December 31, 2003 and 2002 and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

(5)      Accrued Expenses

         Accrued expenses consisted of the following at December 31:

                                          2003          2002
                                        --------      --------
         Payroll and related taxes      $166,436      $     --
         Development costs                77,225        45,145
         Directors' fees                  50,000        25,000
         Accrued interest                 86,166        10,793
         Other                            24,952        37,644
                                        --------      --------
                                        $404,779      $118,582
                                        ========      ========

(6)      License Agreements

         CS Medical

         In July 2001, the Company licensed certain microwave technology from CS Medical Technologies, LLC (CSM). The worldwide, exclusive license is limited to the field of use of the treatment of enlarged prostates, prostate cancer, and other urological disorders, and terminates with the expiration of the last to expire patents that are the subject of the license and requires defined royalty payments.

         As consideration for the license, the Company exchanged 1,000,000 shares of its common stock valued at $475,000 by an independent appraiser. This consideration was expensed as research and development.

         Profile LLC

         In January 2002, Profile LLC (Profile) granted the Company an exclusive license for prostate imaging systems in exchange for 1,076,923 shares of the Company's common stock and the assumption of $25,000 of Profile net liabilities. The license requires royalties ranging from 1.05% to 3.05% of defined revenues. The Profile license required the Company to meet certain financial covenants. If these covenants were not met by December 31, 2002, either party had the right to terminate the license. In the event of termination by Profile, all the Company shares issued would be returned to the Company. If the Company terminated the license, then only 50% of the shares issued would have to be returned. On March 22, 2002, in exchange for eliminating these covenants the Company issued Profile an additional 256,410 shares of its common stock. The field of use for the exclusive license is limited to the diagnosis and treatment of enlarged prostate, prostate cancer, or other conditions of or disorders of the prostate which may be diagnosed, imaged, or treated using any diagnostic or imaging process. The license will terminate upon the later of the date of expiration of the last to expire patent included in the licensed technology or the date that the Company permanently ceases the sale of devises using the technology.

         The 1,333,333 shares of common stock were valued at $1,713,600 by an independent appraiser and have weighted average anti-dilution rights if the Company sells common stock at less than $5 per share. The aggregated stock and cash consideration for the Profile license was $1,738,600, which was expensed as research and development.

         RPI Agreement

         In July 2001, the Company entered into a license agreement with Rensselaer Polytechnic Institute (RPI) to allow the Company to use Electrical Impedance Tomography technology developed and patented by RPI, on a worldwide, exclusive basis for the diagnosis and/or treatment of urological conditions. The license period continues until expiring of RPI patents, or on the fifth anniversary of the agreement if the Company has failed to develop a marketable product or process by that point.

         Consideration for the license was $50,000, payable in two $25,000 installments. The first installment was paid in August 2002 and the second installment was due December 31, 2003. Royalties are payable to RPI on the basis of fixed percentages of sales of products developed from the technology.

         The total consideration has been recognized as of the date of the agreement, with outstanding payments at the balance sheet dates included under the caption of license obligation. The license was expensed as research and development in fiscal 2001.

 (7)     Commitments and contingencies

         (a)      Lease

                  Through July 31, 2002 the Company leased administrative office space from a company owned by the Company's CEO on a month-to-month lease at a rate of $2,000 per month. Rent expense for the year ended December 31, 2001 was $6,000.

                  On July 1, 2002, the Company entered into a sub-lease agreement for office space. The Company placed a $12,315 security deposit into escrow upon execution of the agreement. This agreement terminated on October 31, 2003, and the security deposit in escrow was released over the last two months of the sub-lease term to satisfy rental payment obligations. During this rental period, the Company sublet a portion of this office space on a month-to-month basis to an unaffiliated company owned by the Company's CEO. Beginning November 1, 2003 this unaffiliated company entered into a lease for the same office space, and rents a portion of the space to the Company on a month to month basis.

                  Rent expense for the years ended December 31, 2003, and 2002 and the period from August 17, 1999 (inception) to December 31, 2003 was $38,053, $29,394 and $67,447, respectively.

         (b)      Employment Agreements

                  The Company's Chief Executive Officer entered into an employment agreement effective January 1, 2002, continuing for an initial term of three years, thereafter renewing for successive two-year terms.

                  The agreement specifies his basic salary and provides for bonuses based on the achievement of certain milestones, severance payments, and non-compete clause applicable for the period ending one year from termination. The agreement also includes provisions for the issuance of stock options that vest ratably over a 36-month period ending in December 2004.

         (c)      Manufacturing agreements

                  On June 14, 2002, the Company entered into agreements with two of its suppliers to complete the design, verification and validation, and establishment of a manufacturing capability for the Company's prostate examination system.

                  Under the terms of the first such agreement, the Company will pay pre-determined hourly rates for the design and development work, with minimum payments for certain phases depending on successful completion of previous phases. Also under the terms of the agreement, on June 30, 2003 the Company issued to the supplier an immediately exercisable warrant for the purchase of 30,716 shares of its common stock with an exercise price of $1.00 per share expiring June 14, 2007. The agreement may be canceled by the Company with 30 days notice. The Company paid a total of $25,000 toward the first phase of development at signing, which was expensed in 2003. All other costs are expensed as incurred as research and development

                  Under the terms of the second agreement, the Company will pay a fixed amount for prototype tooling and pre-determined hourly rates for engineering costs. A portion of the engineering costs will be paid by the issuance of shares of the Company's Common Stock based on the then current market price. In 2002, $74,970 of such costs were paid with 10,710 shares of Common Stock, and as of December 31, 2003 $77,225 of such costs were accrued to be paid with Common Stock. The five-year agreement (with automatic two-year extensions) describes various manufacturing goals and cost objectives, and requires that the Company repay the cost of manufacturing equipment over the first three years of production. The Company is not obligated to repay the cost of manufacturing until commencement of production. The Company paid a total of $80,000 toward the development and prototype tooling cost at signing, of which $50,000 was for engineering services and was expensed in 2002 as research and development, and $30,000 was recorded as a deposit for tooling and molds.

         (d)      Legal proceedings

                  The Company may be involved in legal proceedings in the ordinary course of business.

                  The Company has been notified by a former officer who claims the Company owes him approximately $229,000 under the terms of his employment agreement. The Company believes the claims are without merit, and has not accrued a liability as of December 31, 2003 related to this claim.

                  On July 31, 2003, the Company received a notice from Profile, L.L.C. ("Profile"), the licensor under a license agreement pursuant to which Profile licenses to the Company certain essential intellectual property needed to develop, manufacture and sell its Sensor Guided DRE(TM) product, that it believes the Company has breached material provisions of the license agreement. In addition to being the licensor under this license agreement, Profile is a major Company shareholder. Profile asserts that the Company has failed to advance the licensed technology as quickly as is required under the subject license agreement, and the license agreement provides Profile with the right to terminate the license agreement in the event of such failure. The Company believes that it is in compliance with the subject license agreement, and has advanced the licensed technology in conformity with such license agreement. To date, the licensor has not terminated said license agreement as a result of the alleged breach.

(8)      Income Taxes

         The Company has generated net operating losses of approximately $1,590,000 which, if not used, will begin to expire in 2021.

         The Company has recorded a full valuation allowance against its deferred tax asset due to the uncertainty of realizing the related benefits as follows:

                                                   2003              2002
                                               -----------       -----------
         Net operating loss carryforwards      $   612,000       $   607,000
         Capitalized start up costs              1,473,000           962,000
         Other                                      55,000
                                                                 -----------
         Less: valuation allowance              (2,140,000)       (1,569,000)
                                               -----------       -----------
         Net deferred tax assets               $         0       $         0
                                               ===========       ===========

         The change in the valuation allowance was $571,000, $1,333,000, and $2,140,000 for the years ended December 31, 2003 and 2002 and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

         Reconciliation between the federal statutory rate and the effective tax rated for the years ended December 31, 2003 and 2002 and the period from August 17, 1999 (inception) to December 31, 2003 is as follows:


                                                                                                     Period from
                                                                                                   August 17, 1999
                                                                                                    (inception)
                                                                                                    to December 31,
                                                        2003                     2002                    2003
                                                  ------------------      -------------------     ------------------- ---
         Federal statutory tax rate                          (34.0)    %              (34.0)   %              (34.0)   %
         State taxes, net of federal benefit                  (4.5)                    (4.5)                   (4.5)
         Change in valuation allowance                        38.5                     38.5                    38.5
                                                  ------------------      -------------------     ------------------- ---
         Effective tax rate                                    0.0     %                0.0    %                0.0    %
                                                  ==================      ===================     =================== ===


         Federal tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership of the Company that constitutes an "ownership change," as defined by the Internal Revenue Code, Section 382. The Company's net operating loss carryforward may be subject to the above limitations.

(9)      Line of Credit

         On January 24, 2003 the Company obtained a $500,000 line of credit from a financial institution. The line of credit was collateralized by the Company's business assets and severally guaranteed by five individuals, including a director of the Company. In exchange for the personal guarantees, the Company issued to each guarantor a warrant to purchase one share of the Company's Common Stock at $7.00 dollars per share for every seven dollars guaranteed. A total of 71,430 shares are subject to these warrants, including 7,143 shares subject to the warrant issued to the Company director. The value of the warrants based on the Black-Scholes pricing model of $64,287 was expensed in 2003.

         In August 2003 the Company replaced the $500,000 credit line with a $1,000,000 line of credit from the same financial institution. The line of credit is collateralized by the Company's business assets and severally guaranteed by nine individuals, including the original five individuals noted above. In exchange for the personal guarantees, the Company issued to each guarantor a warrant to purchase one share of the Company's Common Stock at $7.00 dollars per share for every seven dollars guaranteed. A total of 142,860 shares are subject to these warrants, including 7,143 shares subject to the warrant issued to the Company director. The value of the warrants based on the Black-Scholes pricing model of $151,825 is being amortized over the life of the bank line of credit; $79,231 was expensed in 2003.

         The $1,000,000 line of credit matures on March 14, 2004 and bears interest at an annual rate of 6.5%, with accrued interest to be paid monthly.

         There can be no assurances that the Company will be able to close additional rounds of financing or obtain additional line of credit financing to fund developmental activities.

(10)     Shareholders' Equity

         (a)      Common Stock and Warrants issued related Private Placement

                  The Company issued 1,000,000 shares to CNI and CNI LLC in July 2001. In connection with the Company's license agreements with CSM and Profile, the Company issued 1,000,000 and 1,333,333 shares of common stock in 2001 and 2002, respectively.

                  In connection with a private placement to accredited investors, the Company issued 151,115 shares of common stock in 2002. In addition, the Company issued warrants to purchase 15,116 shares of common stock to three individuals related to services rendered in connection with the private placement. These warrants are exercisable through November 2006 at $7.00 per share. The Company also issued 14,738 common shares to a consultant and a supplier for services rendered in 2002, and 1,815 common shares to a consultant in lieu of cash for accounts payable in 2003.

         (b)      Stock Options

                  In April 2002, the Company adopted a stock option plan covering the granting of options to employees and independent contractors.

                  Under the plan, 500,000 shares of the Company's common stock are available for issuance. It permits the Company to grant both incentive and nonqualified options, stock appreciation rights, stock awards, restricted stock awards, performance shares, and cash awards.

                  The exercise price for all options shall be determined by the board of directors. The term of each stock option and period of exercisability will also be set by the board of directors, but will not exceed a period of ten years and one day from grant date or on conclusion of an initial public offering or merger with a public entity, if earlier. The agreement also includes provisions for anti-dilution of options.

                  In March 2002, the Company granted an aggregate of 300,000 employee stock options to officers and directors that are exercisable at $3.40 per share. The officer's options vest ratably over a 36-month period ending December 2004, while the director's options vest ratably over a 24-month period ending April 2004. In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to utilize the fair-value method of accounting for these options. An aggregate of $140,300, $128,608, and $268,908 of stock-based compensation related to these options was recognized in the years ended December 31, 2003, 2002 and the period from August 17, 1999 to December 31, 2003, respectively.

                  In April 2002, the Company issued a nonqualified stock option to a consultant to acquire 10,000 shares of common stock at $3.40 per share. This option vested over a 6-month period ended October 2002. At the same time, the Company also issued a nonqualified stock option to a consultant to acquire 10,000 shares of common stock at $3.40 per share. This option vests ratably over a two-year period ending April 2004. An aggregate of $6,900, $18,400, and $25,300 of stock-based compensation related to these options was recognized in the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

                  Stock option activity is as follows for the years ended December 31:

                                                       Options                            Exercise Price
                                          ----------------------------------    -----------------------------------
                                                    2003               2002               2003                2002
                                          ---------------    ---------------    ---------------     ---------------
              Outstanding, January 1            320,000                -                $ 3.40              $  -
                  Granted                           -              320,000                 -                  3.40
                 Exercised                          -                  -                   -                   -
                 Forfeited                      (50,000)               -                $ 3.40                 -
                                          ---------------    ---------------    ---------------     ---------------
              Outstanding, December 31          270,000            320,000              $ 3.40              $ 3.40
                                          ===============    ===============    ===============     ===============


                  There were 270,000 options outstanding and 205,278 options exercisable at December 31, 2003 at an exercise price of $3.40 per share, with a weighted-average contractual life of 5.36 years.

                  The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions. Because the Company's employee and consultant stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models may not necessarily provide a reliable single measure of the fair value of the Company's employee stock options. Using the foregoing assumptions, the fair value of each option granted during the year ended December 31, 2002 was $1.38.

         (c)      Warrants

                  In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to utilize the fair-value method of accounting for warrants issued as compensation.

                  In March 2002, the Company granted a warrant to purchase 10,000 shares of common stock to a director that is exercisable at $3.40 per share. This warrant vests ratably over a 24-month period ending April 2004, and is exercisable through April 2012. An aggregate of $6,900, $4,025 and $10,925 of stock-based compensation related to this warrant was recognized in the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

                  In November 2002, the Company granted a warrant to purchase 500 shares of common stock to a consultant for services rendered. This warrant is exercisable through November 2007 at $7.00 per share. An aggregate of $490 of stock-based compensation related to this warrant was recognized in the year ended December 31, 2002.

                  In March 2003, the Company issued warrants to purchase 64,287 shares of common stock to four individuals in exchange for their guaranteeing a bank line of credit. At the same time, the Company issued a warrant to purchase 7,143 shares of common stock to a director in exchange for guaranteeing the bank line of credit. These warrants are exercisable through February 2008 at $7.00 per share. An aggregate of $64,287 of debt issuance cost related to these warrants was recorded in the year ended December 31, 2003.

                  In August 2003, the Company issued warrants to purchase 75,002 shares of common stock to five individuals in exchange for their guaranteeing a new bank line of credit. At the same time, the Company issued a warrant to purchase 7,143 shares of common stock to a director in exchange for guaranteeing the bank line of credit. These warrants are exercisable through August 2008 at $7.00 per share. An aggregate of $88,717 of debt issuance cost related to these warrants was recorded in the year ended December 31, 2003.

                  In September and December 2003, the Company issued additional warrants to purchase 21,429 and 39,286 shares of common stock, respectively, to three individuals in exchange for their guaranteeing additional amounts under the existing bank line of credit. These warrants are exercisable through September and December 2008, respectively, at $7.00 per share. An aggregate of $63,108 of debt issuance cost related to these warrants was recorded in the year ended December 31, 2003.

                  In total, warrants to purchase 214,290 shares of common stock were issued in relation to the bank line of credit guarantees, and an aggregate of $216,112 of debt issuance cost related to these warrants was recorded in the year ended December 31, 2003. The debt issuance cost is amortized over the life of the bank line of credit. The amount of debt issuance cost amortized in the year ended December 31, 2003 was $143,518 with the balance to be amortized during the year ending December 31, 2004.

                  Each such warrant is price protected, such that if the price of the Company's current private placement financing is less than $9.50 per share, the warrant exercise price shall be reduced in proportion to the reduction of the final offering price ("the final price") from $9.50. However, the warrant exercise price will not be reduced to an amount less than $5.00 per share unless the final price is less than $5.00, in which case the exercise price will be equal to the final price. In addition, each such warrant is dilution protected, such that if the final price is less than $9.50 per share, additional shares may be purchased. The number of shares subject to these warrants will be determined by multiplying the number of original shares by the ratio of obtained by dividing $9.50 by the final price. Significant compensation expense related to these warrants may be recognized in future periods when the final price is determined.

                  In June 2003, under the terms of an agreement with a supplier, the Company issued a warrant to purchase 30,716 shares of common stock. This warrant is exercisable through June 2007 at $1.00 per share. The value of $187,060 related to this warrant was recognized in the year ended December 31, 2003.

                  Warrant activity is as follows for the years ended December
                  31:

                                                       Warrants                            Exercise Price
                                          -----------------------------------    ------------------------------------
                                                2003                2002               2003                 2002
                                          ---------------     ---------------    ---------------      ---------------
              Outstanding, January 1             25,616                 -               $ 5.59               $  -
                 Granted                        245,006              25,616               6.25                 5.59
                 Exercised                           -                   -                  -                    -
                 Forfeited                           -                   -                  -                    -
                                          ---------------     ---------------    ---------------      ---------------
              Outstanding, December 31           270,622              25,616             $ 6.19               $ 5.59
                                          ===============     ===============    ===============      ===============


                  The weighted-average fair value of the warrants granted during the years ended December 31, 2003 and 2002 was $1.65 and $1.11, respectively.

                  The fair value of stock warrants is the estimated present value at grant date using the Black-Scholes pricing model with the following weighted average assumptions:

                                         2003          2002
                                      ----------    -----------
         Risk-free interest rate            3.03%         4.24%
         Expected life                4-5 years     4-10 Years
         Expected volatility                0.0%          0.0%
         Expected dividend rate             0.0%          0.0%

(11)     Related Parties

         A director of the Company is also a director of CSM. In April and May 2002, CSM loaned a total of $51,000 to the Company. In June 2002, the Company repaid $25,000 to CSM. The Company accrues interest on this debt at an annual rate of 5%. Interest expense on the loan was $1,300, $1,057, and $2,357 for the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, respectively. The remaining balance of $26,000 is unsecured and due upon demand.

         The Company's former President (until October, 2003) was also President of Profile prior to the January 2002 license transaction. In February 2003, the Company advanced $10,000 to the President, of which $9,985 was outstanding at December 31, 2003. Two of the Company's directors are managing members of Profile.

         The Company's CEO and a Company director are also directors of CNI and CN LLC. From October 2001 through May 2002 CNI loaned a total of $123,616 to the Company. The Company accrues interest on this debt at an annual rate of 5%. Interest expense on the loan was $2,214, $5,193, and $7,542 for the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, respectively. In March, June and November, 2002 the Company repaid $950, $10,000 and $2,000 to CNI, respectively. In February and December, 2003 the Company repaid $80,328 and $2,419 to CNI, respectively.

         In July, 2003 the Company borrowed $60,000 from the Company's CEO and a director under the terms of an unsecured promissory note. The note bore simple interest at 6.5% per annum. In August and September, the Company repaid the note and the accrued interest thereon.